SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Sorrento Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)

Ernst-Günter Afting, Ph.D., M.D.
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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2012 ANNUAL MEETING OF STOCKHOLDERS

OF

SORRENTO THERAPEUTICS, INC.

PROXY STATEMENT OF

ERNST-GÜNTER AFTING, PH.D., M.D.

Dear Fellow Stockholder of Sorrento Therapeutics, Inc.:

This Proxy Statement and the accompanying YELLOW proxy card are being furnished to certain stockholders of Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121 (“Sorrento” or the “Company”) in connection with the solicitation of proxies by me, Ernst-Günter Afting, Ph.D., M.D., to be used at the 2012 Annual Meeting of Stockholders of Sorrento (the “Annual Meeting”), and at any adjournment or postponement thereof.

Pursuant to this Proxy Statement, I am soliciting proxies from the holders of shares of common stock, par value $0.0001 per share, of Sorrento (“Common Stock”) to take the following actions at the Annual Meeting:

1.	To elect the following seven (7) director nominees (the “Nominees”) to the Board of Directors (the “Board”) of Sorrento for a one-year term to expire at the 2013 annual meeting of stockholders: (a) three (3) incumbent directors that have also been nominated for re-election by the Company: Henry Ji, Kim D. Janda and M. Scott Salka; and (b) four (4) new directors: David Webb, Cam Gallagher, Richard Vincent and Ernst-Günter Afting.

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in this Proxy Statement.

Sorrento has announced that the Annual Meeting will be held at its principal executive offices located at 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121 on September 6, 2012 at 10:00 a.m. local time. Sorrento has fixed the close of business on July 13, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

This Proxy Statement and the enclosed YELLOW proxy card will first be sent or given to certain of Sorrento’s stockholders on or about August 27, 2012. I will deliver this Proxy Statement and a YELLOW proxy card to holders of at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by me to be sufficient to elect the Nominees.

This solicitation is being made by Ernst-Günter Afting, Ph.D., M.D. and not on behalf of the Board.

In accordance with Sorrento’s bylaws, on August 8, 2012, I timely delivered advance notice to Sorrento regarding my intent to nominate individuals for election as directors at the Annual Meeting.

This solicitation is being conducted by me, Ernst-Günter Afting, Ph.D., M.D. I am an active board member in a variety of privately-held and publicly-traded companies in the pharmaceutical and drug industries, and was a member of the board from September 2009 through April 1, 2011. I may be deemed to beneficially own, in the aggregate, 965,430 shares of Common Stock, representing less than 1.0% of Sorrento’s outstanding Common Stock (based upon the 299,877,135 shares of Common Stock stated to be outstanding as of July 31, 2012 by the Company in the Company’s Current Report on Form 10-Q filed with the SEC on August 14, 2012). I have sole voting power and sole dispositive power with regard to 965,430 shares of Common Stock, of which 925,430 shares of Common Stock are held of record.

I urge you to elect the Nominees to the Board because I believe that election of new members to the Board would be beneficial to the Company and its stockholders. Among other things, I believe that the election of Henry Ji, Ph.D., Kim D. Janda, Ph.D., M. Scott Salka, David Webb, Ph.D., Cam Gallagher, Richard Vincent and Ernst-Günter Afting, Ph.D., M.D., all experienced, individually or collectively, with deep antibody and industry expertise, broad understanding of the operational, pre-clinical and clinical development, financial and strategic issues facing public and private companies both domestically and internationally, should significantly improve the oversight function of the Board. Each of Dr. Ji, Dr. Janda and Mr. Salka is a current member of the Board and therefore will continue to bring a strong understanding of the Company to the Board. None of Dr. Webb, Mr. Gallagher, Mr. Vincent or I are current members of the Board. However, I was a member of the Board from September 2009 through April 1, 2011, and Mr. Vincent joined the Company in January 2010, and has served as its Chief Financial Officer, on a part-time basis, since February 2010. Therefore, I feel that my and Mr. Vincent’s strong understanding of the Company’s needs and strategies, based on our experience with the Company, can help the Board in making strategic decisions. I believe that Dr. Webb’s extensive background in the drug discovery, pre-clinical and clinical development can add a fresh perspective to the Board. In addition, I believe that Mr. Gallagher’s commercialization expertise with various biotechnology companies brings a great business and practical understanding of the Company’s industry. I believe that each Nominee has a proven track record of accomplishment in his areas of specialization, and can bring different, but complementary, perspectives to the Board. For a more complete description of the Nominee’s qualifications to serve on the Board, please see “Proposal 1—The Nominees’ Biographies and Qualifications”.

YOUR VOTE IS IMPORTANT

If you agree with my reasons for soliciting your votes and believe that the election of the Nominees to the Board can make a difference for Sorrento, please vote FOR the election of the Nominees, no matter how many or how few shares you hold. I also urge you to vote FOR the ratification of the of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

If you have already sent a proxy to the Board, you have every right to change your vote and may revoke that proxy and vote for the election of the candidates nominated by me by signing, dating and mailing the enclosed YELLOW proxy card or by voting in person at the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank or nominee, only they can vote your shares, and only after receipt of your specific instructions. Accordingly, please return the YELLOW proxy card in the envelope provided by your bank or broker or contact the person responsible for your account and give instructions for such shares to be voted for the Nominees on the YELLOW proxy card.

Every stockholder should be aware that if such stockholder’s shares are held through a bank, brokerage firm or other nominee, they will not be able to change their vote at the Annual Meeting, unless they obtain a legal proxy from the bank, brokerage firm or other nominee. Since this is a contested election for directors, there will be broker non-votes. Broker non-votes occur when a bank or brokerage firm holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the Annual Meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

If your shares are registered in more than one name, the YELLOW proxy card should be signed and dated by all such persons to ensure that all shares are voted for the Nominees.

Holders of record of shares of Common Stock on the Record Date are urged to submit a proxy, even if such shares have been sold after that date. The number of shares of Common Stock outstanding as of the Record Date as disclosed in Sorrento’s proxy statement for the Annual Meeting was 299,877,135 shares. Each share of Common Stock is entitled to one vote at the Annual Meeting.

If you have any questions or require any assistance in executing or delivering your proxy, please contact me at:

Ernst-Günter Afting, Ph.D., M.D.

Meisenweg 21

D-82152 Krailling

Germany

Email: mediconsult@arcor.de

YOU MAY HAVE ALREADY RECEIVED, OR WILL SOON RECEIVE, A PROXY CARD FROM THE COMPANY. PLEASE RETURN ONLY THE ENCLOSED YELLOW PROXY CARD AND DO NOT RETURN ANY COMPANY PROXY CARD UNDER ANY CIRCUMSTANCES. IF YOU RETURN BOTH PROXY CARDS, THERE IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

Who is making this proxy solicitation?

This solicitation is being made by me, Ernst-Günter Afting. I am the owner of record of 925,430 shares of Common Stock, and the beneficial owner of an additional 40,000 shares of Common Stock. I am an active board member in a variety of privately-held and publicly-traded companies in the pharmaceutical and drug industries and previously served as a director of the Company from September 2009 through April 1, 2011.

Why did you send me this Proxy Statement?

I sent you this Proxy Statement and the enclosed YELLOW proxy card because I am soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are encouraged to attend the Annual Meeting in person. However, you do not need to attend the Annual Meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed YELLOW proxy card.

Only stockholders who owned Common Stock of the Company on the Record Date are entitled to vote at the Annual Meeting. According to the Company, on the Record Date, there were 299,877,135 shares of Common Stock outstanding. Common Stock is the only class of stock of the Company entitled to vote at the Annual Meeting.

Why are you soliciting my proxy?

I am soliciting proxies to elect a slate of seven directors because I believe that the election of Henry Ji, Ph.D., Kim D. Janda, Ph.D., M. Scott Salka, David Webb, Ph.D., Cam Gallagher, Richard Vincent and Ernst-Günter Afting, Ph.D., M.D., all experienced, individually or collectively, with deep antibody and industry expertise, broad understanding of the operational, pre-clinical and clinical development, financial and strategic issues facing public and private companies both domestically and internationally, should significantly improve the oversight function of the Board. Dr. Ji, Dr. Janda and Mr. Salka are incumbent directors that have also been nominated for re-election by the Company, and Mr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting, if elected, would be new members of the Board. For a more complete description of the reasons I am asking for your proxy, please see “Proposal 1—The Nominees’ Biographies and Qualifications” and see “Proposal 1—Reasons to Vote for the Nominees”.

What matters are you seeking my vote on?

I am soliciting your vote in favor of the following two proposals:

Proposal 1: Election of Directors. The election of the following seven (7) Nominees to the Board for a one-year term to expire at the 2013 annual meeting of stockholders: Henry Ji, Kim D. Janda, M. Scott Salka, David Webb, Cam Gallagher, Richard Vincent and Ernst-Günter Afting.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Who are you nominating for election the Board?

I have nominated the following seven individuals for election: Henry Ji, Kim D. Janda, M. Scott Salka, David Webb, Cam Gallagher, Richard Vincent and Ernst-Günter Afting. I believe that each of the Nominees other than Dr. Ji and Mr. Vincent would be considered “independent directors” should they be re-elected or elected, respectively, to the Board. Dr. Ji, Dr. Janda and Mr. Salka are incumbent directors that have also been nominated by the Company for re-election, and Mr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting, if elected, would be new members of the Board.

I have nominated the Nominees named above based upon their qualifications, which are discussed in more detail below under “Proposal 1—The Nominees’ Biographies and Qualifications”. Each Nominee has a proven track record of accomplishment in his areas of expertise. Except as disclosed in this Proxy Statement, none of the Nominees has any material relationship or agreement with me or my affiliates.

If the Nominees are elected, what actions will they take?

I believe that, if elected, the Nominees will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board and will act in your best interests and promptly explore all alternatives for maximizing stockholder value.

How many votes do I have?

Each share of Common Stock that you owned as of July 13, 2012 entitles you to one vote on each matter to come before the Annual Meeting.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the Nominees or you may “Withhold” your vote for any nominee you specify. For ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountant, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed YELLOW proxy card. Whether or not you plan to attend the Annual Meeting, I urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. To vote in person, come to the Annual Meeting and you should be provided with a ballot. If Sorrento does not provide a ballot that includes the Nominees for director, I will provide a form of ballot to the independent inspector for distribution at the Annual Meeting on my behalf.

To vote using the YELLOW proxy card, simply complete, sign and date the enclosed YELLOW proxy card and return it promptly in the envelope provided. If you properly complete your YELLOW proxy card and return it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your YELLOW proxy card but do not make specific choices, your shares will be voted “FOR ALL NOMINEES” with respect to Proposal 1 (Election of Directors) and FOR Proposal 2 (ratification the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012). If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this Proxy Statement, I know of no matters that will need to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from me. Simply complete and mail the proxy card to ensure that your vote is counted, and instruct that person to execute the YELLOW proxy card on your behalf. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you grant me your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date;

•

you may notify the Company’s corporate secretary, Joshua Weingard at c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121, in writing before the Annual Meeting that you have revoked your proxy; or

•	you may attend the Annual Meeting and vote in person at the Annual Meeting.

What should I do if I receive a proxy card solicited by the Company?

If you submit a proxy by signing and returning the enclosed YELLOW proxy card, do not sign or return the proxy card solicited by the Company or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest-dated proxy card will be counted.

I urge you NOT to sign or return Sorrento’s proxy card or otherwise provide proxies sent to you by Sorrento, even as a protest vote. If you have already done so, you may revoke your previously signed proxy by: (1) signing and returning a later dated YELLOW proxy card in the enclosed postage-paid envelope, (2) notifying the Company’s corporate secretary, Joshua Weingard at c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121, in writing before the Annual Meeting that you have revoked your proxy, or (3) attending and voting at the Annual Meeting in person. Only your latest dated proxy or your vote in person at the Annual Meeting will be counted.

Can I vote via the Internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your YELLOW proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the outstanding Common Stock as of July 13, 2012, or approximately 149,938,568 shares, constitutes a quorum at the Annual Meeting, permitting the Company to conduct business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. For Proposal 1, the seven nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Voting results will be tabulated and certified by the Company’s mailing and tabulating agent, Computershare Limited.

What is the effect of abstentions and broker non-votes?

Shares of Common Stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether the Company’s stockholders have ratified the appointment of Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcomes of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Mayer Hoffman McCann P.C. is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of Proposal 2.

Who is paying the costs of soliciting these proxies?

This solicitation is being made by me. All costs incidental to the solicitations of proxies on my behalf will be borne initially by me. I will seek reimbursement of such costs from Sorrento. I do not intend to submit the question of such reimbursement to a vote of the Sorrento stockholders. Total expenditures spent for, in furtherance of or in connection with the solicitation of proxies on my behalf are estimated to be approximately $45,000. Total expenditures to date are less than $30,000. I do not anticipate that any individuals other than me will engage in the solicitation of proxies. I do not currently anticipate engaging a proxy solicitation firm, but may do so if I so choose.

No person other than me has or is expected to contribute more than $500 towards financing the solicitation of proxies in favor of electing the Nominees or opposed to the election of any other persons nominated to stand for election for directorships at the Annual Meeting. Under SEC rules, each of the Nominees is deemed to be a participant in this solicitation. Additional information regarding me and the other Nominees, including beneficial ownership of Common Stock, is set forth in “Information about the Participants and Nominees” below.

Whom should I contact if I have questions about the solicitation?

Please contact me at Ernst-Günter Afting, Meisenweg 21, D-82152 Krailling, Germany; you may also contact me via email at mediconsult@arcor.de.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, I will propose that Henry Ji, Kim D. Janda, M. Scott Salka, David Webb, Cam Gallagher, Richard Vincent and Ernst-Günter Afting be elected as directors of the Company. If elected, each of the Nominees will hold office until the 2013 annual meeting of Sorrento stockholders and a successor is elected and qualified or until his death, resignation or removal.

Each of the Nominees has agreed to be named in this Proxy Statement and to serve as a director of Sorrento, if elected. I do not expect that any of the Nominees will be unwilling or unable to stand for election or to serve as a director.

Background of the Solicitation

I was a member of the Board from September 2009 through April 1, 2011. Since leaving the Board, I have continued to follow the Company and on August 8, 2012, in accordance with the Company’s bylaws, I timely delivered advance notice to Sorrento regarding my intent to nominate individuals for election as directors.

Reasons to Vote for the Nominees

While all of the incumbent directors possess certain specific technology credentials, I believe that key elements of a balanced strategy remain unaddressed at the Board level. Specifically, I believe that the Board, as currently composed, lacks the creativity and clinical development expertise required to address the Company’s current needs. On the other hand, each of the Nominees are experienced, individually or collectively, with deep antibody and industry expertise, broad understanding of the operational, pre-clinical and clinical development, financial and strategic issues facing public and private companies both domestically and internationally, which should significantly improve the oversight function of the Board. I also believe that each of the Nominees is a strong stockholder-oriented individual who will help represent the best interests of Sorrento’s stockholders. Please see “—The Nominees’ Biographies and Qualifications” for a more complete description of the Nominee’s qualifications to serve on the Board.

I ask you to elect the seven Nominees to the Board. I believe that, if elected, these candidates will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board and will act in your best interests and promptly explore all alternatives for maximizing stockholder value. I further believe that the Nominees, based upon their experiences as disclosed herein, can help to effect positive change at the Company by working with the other Board members and management to improve shareholder value.

Election of the Nominees

You are requested to vote for seven nominees for director, who, if elected, will be elected for one-year terms and will serve until their successors are elected and qualified. The Nominees are Henry Ji, Ph.D., Kim D. Janda, Ph.D., M. Scott Salka, David Webb, Ph.D., Cam Gallagher, Richard Vincent and Ernst-Günter Afting, Ph.D., M.D. Dr. Ji, Dr. Janda and Mr. Salka are incumbent directors that have also been nominated by the Company for re-election, and Mr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting, if elected, would constitute new members of the Board. Each of the Nominees has consented to being nominated for election to the Board, being named in this Proxy Statement and has agreed to serve as a director, if elected. The information under “—The Nominees’ Biographies and Qualifications” below concerning age and principal occupation of the Nominees for at least the last five years has been furnished by the respective Nominees. Information about the Nominees’ beneficial ownership of Common Stock is included below under “Information about the Participants and the Nominees—Stock Ownership of the Nominees”.

I do not expect that any of the Nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Nominees occurs for any reason (including if Sorrento makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees), the shares represented by the YELLOW proxy card received by me and not properly revoked will be voted for the substitute candidate nominated by me in compliance with the rules of the Securities and Exchange Commission (the “SEC”) and any other applicable laws and, if applicable, Sorrento’s bylaws.

If I lawfully identify or nominate substitute nominees before the Annual Meeting, I will file an amended proxy statement that identifies these substitute nominees, discloses whether such nominees have consented to being named in the revised proxy statement, and include all disclosure requirements required by the rules of the SEC with respect to such substitute nominees.

The Nominees’ Biographies and Qualifications

Set forth below is information with respect to each Nominee, including a description of the specific experience, qualifications, attributes and skills that led to my conclusion that such candidate is qualified to serve as a director of the Company.

Name	Age	Present Position with Sorrento Therapeutics, Inc.
Henry Ji, Ph.D.	48	Director, Interim Chief Executive Officer and Chief Scientific Officer
Kim D. Janda, Ph.D.	54	Director
M. Scott Salka	50	Director
David Webb, Ph.D.	67	Director Nominee
Cam Gallagher	43	Director Nominee
Richard Vincent	49	Chief Financial Officer, Director Nominee
Ernst-Günter Afting, Ph.D., M.D.	55	Director Nominee

Henry Ji, Ph.D. co-founded Sorrento Therapeutics, Inc. in January 2006 and has served as its Chief Scientific Officer since November 2008, as a director since January 2006, and as its Interim Chief Executive Officer since April 2011. Dr. Ji also served as the Company’s Secretary from September 2009 to June 2011. Dr. Ji was appointed to serve as the Company’s Chief Scientific Officer and as a director effective upon the acquisition of Sorrento Therapeutics, Inc. (the post-merger company) in September 2009. Since April 2012, Dr. Ji has served as a managing director of Hongye SD Group, LLC. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life science technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President, of Stratagene Corporation (later acquired by Agilent Technologies, Inc.), where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of the Company’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.

Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Strategene Corporation and brings more than 17 years of biotechnology and biopharmaceutical experience to his position on the Board. Dr. Ji’s extensive knowledge of the industry in which the Company operates, as well as his unique role in its day-to-day operations as its Interim Chief Executive Officer and Chief Scientific Officer, allows him to bring to the Board a broad understanding of the operational and strategic issues the Company face.

Kim D. Janda, Ph.D. has served as a director of the Company since April 2011. Dr. Janda has served as the Ely R. Callaway, Jr. Chaired Professor in the Departments of Chemistry, Immunology and Microbial Science at The Scripps Research Institute since 1996 and as the Director of the Worm Institute of Research and Medicine at The Scripps Research Institute since 2005. Dr. Janda has also served as a Skaggs Scholar within the Skaggs Institute of Chemical Biology, also at The Scripps Research Institute, since 1996. Dr. Janda holds a B.S. degree from the University of South Florida in Clinical Chemistry and a doctoral degree from the University of Arizona with Robert

B. Bates in natural product total synthesis. A hallmark of his research is that Dr. Janda has been able to uniquely combine principles of medicinal chemistry together with modern molecular biology, immunology and neuropharmacology, allowing the creation of both synthetic/natural molecules and processes with biological, chemical and physical properties. Dr. Janda has published over 425 original publications in refereed journals and founded the biotechnological companies CombiChem, Drug Abuse Sciences and AIPartia. Dr. Janda is associate editor of Bioorg & Med. Chem., PloS ONE and serves, or has served, on numerous journals including J. Comb. Chem., Chem. Reviews, J. Med. Chem., The Botulinum Journal, Bioorg. & Med. Chem. Lett., and Bioorg. & Med. Chem. Over a career of almost 25 years, Dr. Janda has provided numerous seminal contributions and is considered one of the first scientists to merge chemical and biological approaches into a cohesive research program. Dr. Janda serves on the Scientific Advisory Boards of Materia, Inc. and Singapore Ministry of Education, EP1 Physical Sciences.

Dr. Janda has almost 25 years of experience in life sciences and a very strong technical expertise relating to the discovery and development of antibody therapeutics, which gives him a unique understanding of the operational challenges and opportunities facing the Company. As an experienced scientist and inventor on multiple patents in the life science industry, Dr. Janda brings critical insights into the operational requirements of a discovery and development antibody company as well as to the overall business and strategies relating to the Company’s ongoing development efforts, and serves as the chair of the Company’s Science Committee.

M. Scott Salka has served as a director of the Company since February 2012. Mr. Salka currently serves as Chief Executive Officer of Aspyrian, CendR and Vesper Biologics, all biotechnology companies. Previously, from 2001 until 2010, Mr. Salka served as Chief Executive Officer of Ambit Biosciences, a biotechnology company in San Diego, California. Since 2009, Mr. Salka has served on the Board of Directors of San Diego State University School of Business and has served on the Board of Directors of BIOCOM, the largest regional life science association in the world, since 2007. Mr. Salka holds an M.B.A. from Carnegie Mellon University and a B.S. in Finance from San Diego State University.

Mr. Salka’s experience as a Chief Executive Officer of multiple biotechnology companies and knowledge of the biotechnology industry bring a great business and practical understanding of the biopharmaceutical industry. Mr. Salka brings a broad understanding of the operational, financial and strategic issues facing companies and his experience in all aspects of early-stage companies provides valuable insight and perspective to the Board.

David Webb, Ph.D. Since 2006 to the present, Dr. Webb has served on the Board of Directors of BIOCOM and Connect, a regional life science program that links inventors and entrepreneurs, and currently serves as the Chairman of BIOCOM. Since August 2011, Dr. Webb has served as a member of the Board of Directors of the La Jolla Institute of Allergy and Immunology, and became Adjunct Professor, Department of Molecular Biology at The Scripps Research Institute in June 2011. Dr. Webb joined Celgene Corporation—San Diego in 2003 as Vice President, Research and in 2006 also became site head, Celgene, San Diego and retired in that role in June 2011. Celgene is a publicly-traded global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. Between 1995 and 2003, he held a series of senior management positions in several biotechnology companies, where he developed and led drug discovery programs focused on inflammation, asthma, cancer and diabetes. These include Syrrx, OSI Pharmaceuticals, and Cadus Pharmaceutical Corporation, where he was Vice President of Research and Chief Scientific Officer from 1995 to 1999 and adjunct professor of Microbiology and Immunology at New York Medical College. From 1987 to 1995, Dr. Webb was at Syntex, Inc., where he held the positions of Distinguished Scientist and later, Director, Institute of Immunology and Biological Sciences and was also a Consulting Professor of Cancer Biology at Stanford University. From 1973 to 1987, he was a member of the Department of Cell Biology, Roche Institute of Molecular Biology and Adjunct Associate Professor at Columbia University, College of Physicians and Surgeons. Dr. Webb earned his Ph.D. in Microbiology/Immunology at Rutgers, The State University of New Jersey-New Brunswick, and a B.A., M.A. in Biology from California State University-Fullerton.

Dr. Webb’s experience and qualifications for Board membership include his extensive background in the drug discovery, pre-clinical and clinical development, organizational development, including strategies and drug development programs, project management from target validation through lead optimization to full drug approval, business development expertise, development and managed research alliances for both domestic and international pharmaceutical and biotechnology companies, international project formation, profit and loss responsibilities, and development and management.

Cam Gallagher currently serves as the sole Managing Director of Nerveda, LLC, a life science seed fund he founded in June 2009. Previously, from September 2007 until June 2009, Mr. Gallagher served as President and Chief Executive Officer of Nerveda, Inc., a privately held specialty pharmaceutical company in San Diego, California. Since January 2009, Mr. Gallagher has served as Chairman of the Board of Directors of DioGenix, Inc., a privately held molecular diagnostic company in Gaithersburg, Maryland. Mr. Gallagher is currently acting as the Senior Vice President of Business Development for Neurelis, Inc., a privately held specialty pharmaceutical company in San Diego, California. From December 2004 through June 2007, Mr. Gallagher served in various senior marketing positions of increasing responsibility at Verus Pharmaceuticals, Inc., a privately held specialty pharmaceutical company in San Diego, California. Mr. Gallagher holds an M.B.A. from the University of San Diego and a B.S. in Business Administration from the Ohio University.

Mr. Gallagher’s experiences in raising capital as a fund manager, President and Chief Executive Officer of a startup company, affiliations with multiple entrepreneurs across various therapeutic areas, and commercialization expertise with various biotechnology companies bring a great business and practical understanding of the Company’s industry. Mr. Gallagher brings a broad understanding of the operational, financial and strategic issues facing companies and his experience in all aspects of early-stage companies provides valuable insight and perspective to the Board.

Richard G. Vincent joined the Company in January 2010, and has served as its Chief Financial Officer, on a part-time basis, since February 2010. Since April 2008, Mr. Vincent has also served as a contract Chief Financial Officer for various other companies, including Elevation Pharmaceuticals, Inc., Genoa Pharmaceuticals, Inc., Meritage Pharma, Inc., Verus Pharmaceuticals, Inc., Chumby Industries, Inc. and Suneva Medical, Inc. From October 2004 to March 2009, Mr. Vincent served as Chief Financial Officer of Verus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on developing and commercializing pediatric drug/device combination products for the treatment of asthma, allergies, and related diseases and conditions. From October 2003 to October 2004, Mr. Vincent served as Chief Financial Officer of Women First HealthCare, Inc., a publicly held specialty pharmaceutical company focused on women’s healthcare and dermatology. Mr. Vincent also served as Senior Director of Finance for Elan Pharmaceuticals, Inc., a public biopharmaceutical company engaged in research, development and commercial activities primarily in neuroscience, autoimmune and severe chronic pain, from October 2001 to October 2003. From November 1995 to October 2001, Mr. Vincent served in various senior management capacities for several wireless and technology companies. From 1987 to 1995, Mr. Vincent held a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

Mr. Vincent brings over 20 years of experience serving in key financial roles (including as chief financial officer for various companies) in a variety of privately-held and publicly-traded companies in the pharmaceutical and biopharmaceutical industries as well as serving in the public accounting industry for over nine years. He combines general business expertise and capital-raising experience, with a deep knowledge of financial matters and financial reporting obligations of a public company. In addition, Mr. Vincent has extensive corporate governance and operational management experience with both privately-held and publicly-traded companies, giving him a deep understanding of the challenges faced by public companies and allowing him to bring a variety of viewpoints and perspectives to the Board.

Ernst-Günter Afting previously served as a director of the Company from September 2009 through April 1, 2011. From 1995 until his retirement in 2006, Dr. Afting served as President and Chief Executive Officer of the National Research Center for Environment and Health, GSF-National Research Center for Environment and Health GmbH, a governmental research center in Munich, Germany. From 1993 to 1995, he served as President and Chief Executive Officer of Roussel UCLAF, Paris, a pharmaceutical company. He was also a member of the board of directors of the Pharmaceutical Division of Hoechst Group from 1984 to 1993 and was chairman and Chief Executive Officer of the Divisional Pharmaceutical Board of Hoechst from 1992 to 1993. Dr. Afting was a member of the Advisory Committee on Science and Technology to German Chancellor Helmut Kohl from 1996 to 1997 and from 1996 to 2005 was a member of the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health. Dr. Afting has been a member of the medical faculty at the University of Goettingen since 1985. Dr. Afting currently serves on the boards of Intercell AG, Enanta Pharmaceuticals, Inc., and Sequenom. He received his Ph.D. in Chemistry and M.D. from the University of Freiburg/Breisgau, Germany.

With over 20 years of experience serving in key senior executive roles (including as president and chief executive officer) and as an active board member in a variety of privately-held and publicly-traded companies in the pharmaceutical and drug industries, Dr. Afting brings to the Board critical insights into the operational requirements of a public company. Dr. Afting’s experience and knowledge of the global biotechnology industry provides needed information to the Board and management and will be valuable to the Company’s overall business and strategies relating to the Company’s ongoing development efforts and transition to commercial activities.

Assuming a quorum is present at the Annual Meeting, the seven nominees for election as directors to hold office until the 2013 annual meeting of Sorrento stockholders who receive the most affirmative votes will be elected. There is no cumulative voting in the election of directors.

I believe that each of the Nominees other than Dr. Ji and Mr. Vincent would be considered “independent directors” should they be re-elected or elected, respectively, to the Board.

During the past ten years, none of Dr. Ji, Dr. Janda, Mr. Salka, Dr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting have been the subject of any bankruptcy or state insolvency proceedings, convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), or subject to any pending criminal proceedings. Dr. Ji, Dr. Janda, Mr. Salka, Dr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting are not involved in any material legal proceeding involving the Company and have not had any material interest adverse to the Company. None of the Nominees has a family relationship with any officer, director or employee of the Company or any of its subsidiaries. Dr. Ji, Dr. Janda, Mr. Salka, Dr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting in the past ten years have not been the subject of any order, judgment or decree enjoining or suspending him from acting in any capacity or engaging in any business practice or any other activity in connection with any violation of any securities or commodities laws.

No Nominee has failed to file on a timely basis reports related to the Company that are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Potential Effects on the Company

The election of the Nominees will result in a change in a majority of the incumbent directors. However, as of the date hereof, and based on my review of the Company’s publicly-available documents, I am not aware of any agreements, benefit plans or other obligations of the Company that would be triggered, any contractual benefits that would be accelerated or provided by the Company, or any contractual obligations that would be imposed on the Company, by the election of Mr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting, four new directors to the Board.

I strongly recommend a vote FOR the election of each of the Nominees by checking the appropriate box and signing, dating and returning the enclosed YELLOW proxy card.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to the Company’s proxy statement for the Annual Meeting, the Audit Committee of the Board (the “Audit Committee”) has selected Mayer Hoffman McCann P.C., or Mayer Hoffman, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the Annual Meeting. Mayer Hoffman has audited the Company’s financial statements since 2009. Representatives of Mayer Hoffman are not expected to be present at the Annual Meeting.

Stockholder ratification of the selection of Mayer Hoffman as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation or the Company’s bylaws. However, as disclosed in the Company’s proxy statement for the Annual Meeting, the Audit Committee is submitting the selection of Mayer Hoffman to the stockholders for ratification as a matter of good corporate practice. According to the Company’s proxy statement for the Annual Meeting, if the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Mayer Hoffman. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Independent Registered Public Accountants’ Fees

The following table from the Company’s proxy statement for the Annual Meeting represents aggregate fees billed to the Company for the years ended December 31, 2011 and 2010 by Mayer Hoffman, the Company’s principal auditor for such periods. The Company disclosed in the proxy statement for the Annual Meeting that all fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2011	2010
Audit Fees(1)	53,000	51,714
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	53,000	51,714

(1)	Audit fees for the year ended December 31, 2011 related to the Company’s annual audit for 2010 and the review of the Company’s 2011 quarterly financial statements and other SEC filings. Audit fees for the fiscal year ended December 31, 2010 related to the Company’s annual audit for 2009 and the review of the Company’s 2010 quarterly financial statements and other SEC filings.

Audit Committee’s Pre-Approval Policies and Procedures

According to the Company’s proxy statement for the Annual Meeting, the Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by Mayer Hoffman. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

According to the Company’s proxy statement for the Annual Meeting, the Audit Committee has determined that the rendering of the services other than audit services by Mayer Hoffman is compatible with maintaining the principal accountant’s independence.

I strongly recommend that you vote “FOR” the ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 by checking the appropriate box and signing, dating and returning the enclosed YELLOW proxy card.

SOLICITATION OF PROXIES

I may solicit proxies by mail, other courier services, advertisement, telephone, facsimile, email, other electronic means and personal solicitation and meetings with stockholders. All written soliciting materials, including scripts to be used in soliciting proxies over the telephone, will be filed under cover of Schedule 14A in accordance with SEC rules. All costs incidental to the solicitations of proxies on my behalf will be borne initially by me. I will seek reimbursement of such costs from Sorrento. I do not intend to submit the question of such reimbursement to a vote of the Sorrento stockholders. Total expenditures spent for, in furtherance of or in connection with the solicitation of proxies on my behalf are estimated to be approximately $45,000. Total expenditures to date are less than $30,000. I do not currently anticipate engaging a proxy solicitation firm, but may do so if I so choose.

Banks, brokerage houses, and other custodians and fiduciaries will be requested to forward proxy solicitation material to their customers for whom they hold shares and I will reimburse them for their reasonable out-of-pocket expenses. I will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Common Stock. I will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services.

INFORMATION ABOUT THE PARTICIPANTS AND THE NOMINEES

Under SEC rules, each of the Nominees is deemed to be a participant in this solicitation of proxies from stockholders of the Company. The Nominees are the only participants in this solicitation. No person other than me has or is expected to contribute more than $500 towards financing the solicitation of proxies in favor of electing the Nominees or opposed to the election of any other persons nominated to stand for election for directorships at the Annual Meeting. Except as described herein, no person or entity has lent money or entered into any arrangement for financing or otherwise inducing the purchase, sale or holding of securities by any of the Nominees, or in support of any of the Nominees or in opposition to any other candidate for election to the Board. Except as disclosed in this Proxy Statement, none of the Nominees is, and none of the Nominees has within the past year, been a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

Each of Dr. Ji, Dr. Janda, Mr. Salka, Dr. Webb, Mr. Gallagher, Mr. Vincent and Dr. Afting has consented to be nominated for election to the Board at the Annual Meeting. The sole substantial interests in any proxy solicitation in favor of the Nominees and opposed to any other nominees for election to the Board by me are my record and beneficial ownership of shares of Common Stock of the Company and my desire to elect the Nominees. In the case of the Nominees, the sole substantial interest in any proxy solicitation in favor of the Nominees and opposed to any other nominees for election to the Board by me is their desire to be directors of the Company. Information as of August 7, 2012, with respect to the beneficial ownership of shares of Common Stock by me and each of the other Nominees is set forth below under “—Stock Ownership of the Nominees”.

Transactions in Company Securities

Below is a schedule of all transactions in securities (including but not limited to derivative securities, options and short sales) of the Company by each of the Nominees during the past two years. No portion of the consideration used by me to buy any securities of the Company was borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF SORRENTO THERAPEUTICS, INC. OVER THE PAST TWO YEARS BY ERNST-GÜNTER AFTING

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Company Common Stock	2010-12-21	Buy	360,000	$0.14	-$50,400.00
Company Common Stock	2011-06-14	Buy	7,500	$0.07	-$525.00
SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF SORRENTO THERAPEUTICS, INC. OVER THE PAST TWO YEARS BY HENRY JI
Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	250,000	$0	N/A
Company Common Stock	2012-05-15	Buy*	6,250,000	$0.16	-$1,000,000.00

* Dr. Ji serves as a managing director of Hongye SD Group, LLC which purchased 6,250,000 shares of Common Stock from the Company effective May 15, 2012 at $0.16 per share.

SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF SORRENTO THERAPEUTICS, INC. OVER THE PAST TWO YEARS BY KIM JANDA

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2011-04-15	Grant of Options with Exercise Price of $0.14/share	47,500	$0	N/A
Non-Qualified Options to Purchase Shares of Company Common Stock	2011-09-28	Grant of Options with Exercise Price of $0.14/share	200,000	$0	N/A
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	75,000	$0	N/A
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-07-20	Grant of Options with Exercise Price of $0.16/share	25,000	$0	N/A

SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF SORRENTO THERAPEUTICS, INC. OVER THE PAST TWO YEARS BY DAVID WEBB
Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2011-09-28	Grant of Options with Exercise Price of $0.14/share	12,500	$0	N/A
SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF SORRENTO THERAPEUTICS, INC. OVER THE PAST TWO YEARS BY RICHARD VINCENT
Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2011-03-07	Grant of Options with Exercise Price of $0.14/share	500,000	$0	N/A
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	125,000	$0	N/A

Neither Mr. M. Scott Salka nor Mr. Cam Gallagher has engaged in any transactions in securities (including but not limited to derivative securities, options and short sales) of the Company during the past two years.

Stock Ownership of the Nominees

The following table sets forth information as of August 7, 2012, with respect to the beneficial ownership of shares of Common Stock by me and each of the other Nominees.

Applicable percentage ownership in the table below is based on 299,877,135 shares of Common Stock outstanding, the number reported to be outstanding as of July 31, 2012 by the Company in the Company’s Current Report on Form 10-Q filed with the SEC on August 14, 2012, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before October 6, 2012, which is 60 days after August 7, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the business address of each Nominee listed in the table is c/o Sorrento Therapeutics, Inc., 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121.

Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percentage of Class
Dr. Ernst-Günter Afting, Nominee	965,430	(1)	*	%
Meisenweg 21, D-82152
Krailling, Germany
Dr. Henry Ji, Current Director, Nominee	58,404,032	(2)	19.5%
Dr. Kim Janda, Current Director, Nominee	197,500	(3)	*
10550 N. Torrey Pines Road, 8CC-582
La Jolla, CA 92037
M. Scott Salka, Current Director, Nominee	0		*
PO Box 3577
Rancho Santa Fe, CA 92067
Dr. David Webb, Nominee	12,500	(4)	*
2747 Llama Court
Carlsbad, CA 92009
Cam Gallagher, Nominee	0		*
3888 Quarter Mile Drive
San Diego, CA 92130
Richard G. Vincent, Nominee	225,000	(5)	*

*	Less than 1%.

(1)	Comprised of 925,430 shares of Common Stock held directly and 40,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of August 7, 2012.

(2)	Comprised of 75,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of August 7, 2012, 6,250,000 deemed to be beneficially owned by Dr. Ji in his capacity as one of three controlling persons in the Hongye SD Group, LLC and 52,154,032 shares of Common Stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees and the trusts’ assets, including voting and dispositive power over the shares of Common Stock held by the family trusts.

(3)	Comprised of 197,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of August 7, 2012.

(4)	Comprised of 12,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of August 7, 2012.

(5)	Comprised of 225,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of August 7, 2012.

Company Transactions with the Nominees

The following is a description of transactions or series of transactions since January 1, 2011, or any currently proposed transaction, to which the Company was a party, in which the amount involved in the transaction or series of transactions exceeds the lesser of $120,000 or one percent of the average of the Company’s assets as of December 31, 2011 and December 31, 2010, and in which I or any of the other Nominees, had or will have a direct or indirect material interest:

Common Stock Private Placement

According to the Company’s definitive Proxy Statement filed for the Annual Meeting, on December 29, 2011, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Donald R. Scifres 2011 Annuity Trust Y (the “Scifres Trust”), an accredited investor, to issue 12,500,000 shares of the s Common Stock in consideration for an aggregate investment of $2.0 million (the “December 2011 Financing”). The December 2011 Financing was completed on December 29, 2011. Pursuant to the Stock Purchase Agreement, as amended, the Company was permitted to sell up to an additional 25,000,000 shares of Common Stock under the Stock Purchase Agreement to one or more accredited investors on or before May 15, 2012, and the Scifres Trust and its affiliates, together, SDL, had the right, but not the obligation, to purchase up to 6,250,000 of any such securities sold by the Company. Immediately prior to the completion of the December 2011 Financing, SDL held 10.5% of the outstanding shares of Common Stock and upon completion of the December 2011 Financing, SDL held 14.8% of the outstanding shares of Common Stock.

The Stock Purchase Agreement provides to SDL preemptive rights, except under certain conditions, for SDL to participate in any offer or sale by the Company of any capital stock or other securities of any type that are, or may become convertible, into capital stock, up to SDL’s pro rata portion, on the same terms, conditions and price provided in any subsequent placement of its securities. SDL’s preemptive rights do not apply to, among others things: (a) shares of Common Stock, options, warrants or other convertible securities issued to employees or officers or directors or outside consultants or contractors of the Company or any subsidiary pursuant to a plan, agreement or arrangement duly approved by the Board; (b) securities issued in connection with the acquisition of all or a substantial portion of the assets or the business of another entity by the Company; (c) securities issued in connection with a corporate partnering transaction, strategic alliance, technology transfer, license or similar transaction; or (d) any shares of Common Stock sold at a price equal to or greater than $0.16 per share (as adjusted for any stock splits, stock dividends, stock combinations, and similar events occurring after the date of the Stock Purchase Agreement) (the “Purchase Price”), or any other capital stock or other securities of any type whatsoever convertible into or exchangeable the Common Stock at a price equal to or greater than the Purchase Price (as adjusted for any stock splits, stock dividends, stock combinations, and similar events occurring after the date of the Stock Purchase Agreement). SDL’s preemptive rights terminate on the earliest of (a) such time as SDL no longer is the owner of 40,000,000 shares of the Common Stock (as adjusted for any stock splits, stock combinations, and similar events occurring after the date of the Stock Purchase Agreement), (b) December 29, 2016, (c) the date the Common Stock is listed on a national exchange, or (d) the date of the closing of a sale or other disposition of all or substantially all of the Company’s assets or its merger into or consolidation with any corporation or other entity, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the Company’s voting power or the surviving entity.

The Stock Purchase Agreement provides that the Company shall have one designee of SDL Ventures, LLC, an affiliate of the Scifres Trust, nominated for election to the Board, subject to approval of the full Board. The SDL-nominee must have relevant industry experience or academic experience and satisfy the independence requirements of the Nasdaq Global Market. The Board nominated M. Scott Salka for election to the Board, and the full Board approved the nomination of M. Scott Salka in February 2012.

The Stock Purchase Agreement provides piggy back registration rights to each investor in the December 2011 Financing, with such rights terminating upon the earlier of (a) seven years from the date of the Stock Purchase Agreement or (b) when such investor is entitled to sell all of the shares purchased pursuant to the Stock Purchase Agreement without volume restriction pursuant to Rule 144.

On May 14, 2012, the Company entered into an Amended and Restated Stock Purchase Agreement with certain accredited investors, to issue an additional 37,500,000 shares of Common Stock in consideration for an aggregate investment of $6.0 million (the “May 2012 Financing”). The May 2012 Financing was completed on May 15, 2012. 6,250,000 of the shares were purchased by an investor, Hongye San Diego Group, LLC, of which Dr. Henry Ji, the Company’s interim Chief Executive Officer and Chief Scientific Officer and a Nominee, is a managing director. All other material terms of the Stock Purchase Agreement described above remain unchanged.

Employment and Consulting Agreements

According to the Company’s definitive Proxy Statement filed for the Annual Meeting, Dr. Henry Ji is a party to an employment letter, entered into as of September 21, 2009 (the “Employment Letter”). Pursuant to the Employment Letter, Dr. Ji is currently employed as the Company’s interim Chief Executive Officer and Chief Scientific Officer. The Employment Letter is for a term of three years from September 21, 2009. Under the Employment Letter, Dr. Ji will receive an initial annual salary of $240,000, and will be eligible to participate in any cash-bonus program and equity award plan in such amounts as the Board or any applicable committee thereof shall determine in its sole discretion. The Employment Letter provides that in the event Dr. Ji’s employment with the Company is terminated prior to the end of the term specified in the Employment Letter for any reason other than for “cause”, then concurrent with such termination, he will be entitled to receive (i) all compensation accrued, but unpaid, up to the date of termination, and (ii) severance in an amount equal to one year of his then-current base salary. In addition, the vesting of all stock options or other equity awards then held by him will accelerate in full and be exercisable for a period of 90 days after any such termination. In the Employment Letter, “cause” is defined to mean (a) any dishonesty that is intended to materially injure the Company’s business, (b) conviction of any felony, or (c) any wanton or willful dereliction of duties that are not cured after being provided with 30 days written notice. Effective January 1, 2012, the Company’s Compensation Committee increased Dr. Ji’s annual salary to $250,000.

According to the Company’s proxy statement for the Annual Meeting, in January 2010, the Company entered into a consulting agreement with Richard Vincent, an independent contractor serving as the Company’s Chief Financial Officer. As amended, the consulting agreement provides that Mr. Vincent: (i) currently receives a daily retainer of $1,300, and (ii) is eligible for an annual bonus at the sole discretion of the Board or any applicable committee thereof. Either the Company or Mr. Vincent may terminate the consulting agreement at any time.

Dr. Janda, Mr. Salka, Dr. Webb, Mr. Gallagher and Dr. Afting have no arrangements regarding future employment with the Company or any of its affiliates or any other arrangements or understandings regarding future transactions with the Company other than solely in their capacity as directors of the Company when, as and if re-elected or elected, as applicable. If elected, each Nominee would receive such directors’ fees as may be payable by the Company in accordance with its practices at the time. There are no arrangements or understandings between any Nominee and any other person pursuant to which he was selected by me as a nominee to the Board.

INFORMATION ABOUT THE COMPANY

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121.

The Company is subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by the company with the SEC may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge.

I have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s proxy statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholder’s beneficial ownership of more than 5% of the Company’s voting securities; corporate governance and the committees of the Board; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the Annual Meeting and for consideration for inclusion in the proxy materials for that meeting. Please refer to the Company’s proxy statement for the Annual Meeting for such information. I take no responsibility for the accuracy or completeness of information contained in the Company’s proxy statement for the Annual Meeting. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although I do not have any knowledge indicating that any statement contained herein is untrue, I do not take any responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that I did not prepare or did not have prepared on my behalf, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

OTHER MATTERS

Except as set forth in this Proxy Statement, I am not aware of any other matter to be considered at the Annual Meeting. However, if I learn of any other proposals made at a reasonable time before the Annual Meeting, I will either supplement this Proxy Statement and provide an opportunity to stockholders to vote by proxy directly on such matter or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the YELLOW proxy card solicited by me will vote such proxies in their discretion. I represent that I will deliver, or cause to be delivered, this Proxy Statement and form of proxy to holders of at least the percentage of the Company’s voting power of all the shares of capital stock required under applicable law to elect the Nominees to the Board.

IMPORTANT

Please review this Proxy Statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and return the enclosed YELLOW proxy card in the postage-paid envelope provided today.

2.	If you have previously signed and returned a proxy card to Sorrento Therapeutics, Inc., you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Sorrento Therapeutics, Inc. by signing, dating and mailing the enclosed YELLOW proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting, or by voting in person at the Annual Meeting.

3.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed YELLOW proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a YELLOW proxy card to be issued representing your shares.

4.	After signing the enclosed YELLOW proxy card, do not sign or return Sorrento Therapeutics, Inc.’s proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have any questions concerning this proxy statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact me at:

Ernst-Günter Afting, Ph.D., M.D.

Meisenweg 21

D-82152 Krailling

Germany

Email: mediconsult@arcor.de

Very truly yours,

/s/ Ernst-Günter Afting
Ernst-Günter Afting, Ph.D., M.D. Krailling, Germany August 27, 2012

YELLOW PROXY

SORRENTO THERAPEUTICS, INC.

ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 6, 2012

THIS PROXY IS SOLICITED ON BEHALF OF ERNST-GÜNTER AFTING, PH.D., M.D.

THE BOARD OF DIRECTORS IS NOT SOLICITING THIS PROXY

PROXY

The undersigned hereby appoints Ernst-Günter Afting and Cam Gallagher, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of Sorrento Therapeutics, Inc. (the “Company”) to be held on September 6, 2012, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on July 13, 2012 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked, and the undersigned hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” FOR PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, DATE AND SIGN THIS YELLOW PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE.

PLEASE MARK, DATE AND SIGN THIS YELLOW PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

ERNST-GÜNTER AFTING, PH.D., M.D. RECOMMENDS A VOTE “FOR ALL NOMINEES” LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1.	Election of seven directors.

NOMINEES:

(01) Henry Ji, Ph.D. (02) Kim D. Janda, Ph.D. (03) M. Scott Salka (04) David Webb, Ph.D. (05) Cam Gallagher (06) Richard Vincent (07) Ernst-Günter Afting, Ph.D., M.D.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s),

mark “FOR ALL EXCEPT” and, in the list to the left, strike a line through the name of the nominee for whom you wish to withhold your vote.

2.	Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED: “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1 (ELECTION OF SEVEN DIRECTORS); “FOR” PROPOSAL 2 (RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012); AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THIS PROXY REVOKES ALL PREVIOUSLY GIVEN BY THE UNDERSIGNED

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.